SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 29, 2005

Commission File No. 000-31727

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THE QUANTUM GROUP, INC.

(Exact name of small business issuer as specified in its charter)

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NEVADA	20-0774748
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

3460 Fairlane Farms Road, Suite 4 Wellington, Florida 33414

(Address of Principal Executive Offices)(Zip Code)

(561) 798-9800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Effective September 27, 2005, The Quantum Group, Inc.’s subsidiary, Quantum Medical Technologies, Inc. executed the final purchase agreement with Biocard Corporation to acquire its Biocard and Biorecord products.  The asset purchase includes all source codes, trademarks, and service marks, marketing materials, websites and intellectual property for both Biocard and Biorecord. The Company issued 200,000 shares of common stock and 500,000 warrants to purchase common stock of the Company at $0.50 per share to expire in 180 days from the date of the agreement.

A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference

Item 9.01

Exhibits

2.4	Asset Purchase and Sale Agreement between Biocard Corporation and Quantum Medical Technologies dated September 29, 2005
99.1	Press release detailing acquisition of assets from Biocard Corporation by Quantum Medical Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Quantum Group, Inc.
By:	/s/ Noel J. Guillama
Noel J. Guillama
President and CEO

Date:    October 3, 2005

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